Exhibit 10.1

INDEMNIFICATION AGREEMENT
by and between
COVANTA HOLDING CORPORATION
and
[                    ]
Dated as of ______ ___, 200__

INDEMNIFICATION AGREEMENT
     INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of ____________ ___, 200__, by and between Covanta Holding Corporation, a Delaware corporation (the “Company”), and [                    ], a natural person (“Indemnitee”).
R E C I T A L S
     WHEREAS, highly competent individuals have become more reluctant to serve publicly-traded corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against risks of claims and actions against them arising out of their services to and activities on behalf of such corporations;
     WHEREAS, directors and officers are increasingly being subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation itself;
     WHEREAS, the Board of Directors of the Company (the “Board”) recognizes the limitations on the protection provided by liability insurance and the uncertainties as to the scope and level of such coverage that may be available in the future;
     WHEREAS, the Board recognizes the limitations on the protection provided by existing indemnification arrangements pursuant to the Company’s restated certificate of incorporation (the “Charter”) and restated bylaws (the “Bylaws”) and the uncertainties as to its availability in any particular situation;
     WHEREAS, the Board believes that, in light of the limitations and uncertainties in respect of the protection provided by the Company’s liability insurance and existing indemnification arrangements and the impact these uncertainties may have on the Company’s ability to attract and retain qualified individuals to serve or continue to serve the Company as directors, officers or in other capacities, the Company should act to assure such individuals that there will be increased certainty with respect to such protection in the future;
     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such individuals to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they may not be adequately protected;
     WHEREAS, Indemnitee is concerned that the protection provided under the Company’s liability insurance and existing indemnification arrangements may not be adequate and may not be willing to serve or continue to serve the Company as a director, an officer or in any other capacity without greater certainty concerning such protection, and the Company desires Indemnitee to serve or continue to serve the Company as a director, an officer or in another capacity and is willing to provide such greater certainty; and

     WHEREAS, this Agreement is a supplement to, and in furtherance of, the Charter and the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
A G R E E M E N T S
     NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and Indemnitee covenant and agree as follows:
ARTICLE I
DEFINITIONS
     1.1 For purposes of this Agreement:
          (a) The term “agent” shall mean any person who is or was a director, an officer or an employee of the Company or a subsidiary of the Company or any other person authorized by the Company to act for or on behalf of the Company, including any person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.
          (b) “Agreement” shall have the meaning ascribed to such term in the Preamble.
          (c) “Beneficial Owner” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof.
          (d) “Board” shall have the meaning ascribed to such term in the Recitals.
          (e) “Bylaws” shall have the meaning ascribed to such term in the Recitals.
          (f) “Change in Control” shall mean the occurrence of any of the following events, each of which shall be determined independently of the others:
          (i) any Person, other than a holder of at least 10% of the outstanding voting power of the Company as of the date hereof, becomes the Beneficial Owner of a majority of the stock of the Company entitled to vote in the election of directors of the Company;
          (ii) Continuing Directors cease to constitute a majority of the members of the Board;

          (iii) the stockholders of the Company adopt and consummate a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of the assets of the Company is entered into;
          (iv) the Company is a party to a merger, consolidation, other form of business combination or a sale of all or substantially all of its assets, with an unaffiliated third party, unless the business of the Company following consummation of such merger, consolidation or other business combination is continued following any such transaction by a resulting entity (which may be, but need not be, the Company) and the stockholders of the Company immediately prior to such transaction hold, directly or indirectly, at least a majority of the voting power of the resulting entity; provided, however, that a merger or consolidation effected to implement a recapitalization or similar transaction of the Company shall not constitute a Change in Control; or
          (v) there is a Change in Control of the Company of a nature that is reported in response to item 5.01 of Current Report on Form 8-K or any similar item, schedule or form under the Exchange Act, as in effect at the time of such change, whether or not the Company is then subject to such reporting requirements;
          provided, however, that for purposes of this Agreement a Change in Control shall not be deemed to occur if the Person or Persons deemed to have acquired control is or are a holder of at least 10% of the outstanding voting power of the Company as of the date hereof.
          (g) “Charter” shall have the meaning ascribed to such term in the Recitals.
          (h) “Company” shall have the meaning ascribed to such term in the Preamble.
          (i) “Continuing Directors” shall mean the members of the Board on the date hereof, provided, that any individual becoming a member of the Board subsequent to the date hereof whose election or nomination for election was supported by at least a majority of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director.
          (j) “Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other Enterprise which such person is or was serving at the request of the Company.
          (k) “D&O Liability Insurance” shall have the meaning ascribed to such term in Section 15.1.
          (l) “Delaware Court” shall mean the Court of Chancery of the State of Delaware.
          (m) “DGCL” shall mean the General Corporation Law of the State of Delaware.

          (n) “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of Expenses is sought by Indemnitee.
          (o) “Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.
          (p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (q) “Expenses” means all costs and expenses (including, without limitation, fees and expenses of counsel, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage and delivery service fees and all other disbursements or expenses) incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. For avoidance of doubt, Expenses shall include expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent; provided, however, that Expenses shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
          (r) “Indemnification Arrangements” shall have the meaning ascribed to such term in Section 16.2.
          (s) “Indemnitee” shall have the meaning ascribed to such term in the Preamble.
          (t) “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the three years preceding its selection or appointment hereunder has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (provided, that acting as an Independent Counsel under this Agreement or in a similar capacity with respect to any other indemnification arrangements between the Company and its present or former directors or officers shall not be deemed a representation of the Company or Indemnitee) or (ii) any other party to the Proceeding giving rise to a claim for indemnification or advancement of expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
          (u) The “Nominating and Governance Committee” shall mean the Nominating and Governance committee of the Board.

          (v) The term “Person” shall have the meaning ascribed to such term in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that the term “Person” shall exclude: (i) the Company; (ii) any Subsidiaries of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
          (w) “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise, and whether of a civil, criminal, administrative or investigative nature (including any appeal therefrom), in which Indemnitee was, is or may be involved as a party or otherwise by reason of the fact of his or her Corporate Status or by reason of any action (or failure to act) taken by him or her or of any action (or failure to act) on his or her part while serving in any Corporate Status (in each case, regardless of whether serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement), or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding.
          (x) References to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company or any other Enterprise which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
          (y) The term “Subsidiary”, with respect to any Person, shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.
          (z) The phrase “to the fullest extent permitted by law” shall mean (i) to the fullest extent permitted by the DGCL as in effect on the date of this Agreement and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors and officers.

ARTICLE II
SERVICES BY INDEMNITEE
     2.1 Indemnitee agrees to serve or continue to serve in his or her current capacity or capacities as a director, officer, employee, agent or fiduciary of the Company. Indemnitee may also serve, as the Company may reasonably request from time to time, as a director, officer, employee, agent or fiduciary of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other Enterprise in which the Company has an interest. Indemnitee and the Company each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve or continue to serve the Company in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). The Company shall have no obligation under this Agreement to continue Indemnitee in any such position for any period of time and shall not be precluded by the provisions of this Agreement from removing Indemnitee from any such position at any time.
ARTICLE III
THIRD-PARTY PROCEEDINGS
     3.1 The Company shall indemnify and hold Indemnitee harmless in accordance with the provisions of this Section 3.1 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3.1, Indemnitee shall be indemnified against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal action or Proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
ARTICLE IV
INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY
     4.1 The Company shall indemnify and hold Indemnitee harmless in accordance with the provisions of this Section 4.1 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4.1, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4.1 in respect of any Proceeding, claim, issue or matter as to which

Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court (or any court hearing appeals therefrom) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.
ARTICLE V
INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL
     5.1 Any other provisions of this Agreement notwithstanding, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in the defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify and hold Indemnitee harmless against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in any Proceeding, the Company shall indemnify and hold Indemnitee harmless against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter and any claim, issue or matter related to each such successfully resolved claim, issue or matter. For purposes of this Section 5.1 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
ARTICLE VI
INDEMNIFICATION FOR EXPENSES OF A WITNESS
     6.1 Any other provision of this Agreement notwithstanding, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified and held harmless against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.
ARTICLE VII
ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS
     7.1 In addition to, and without regard to any limitations on, the indemnification provided for in Sections 3.1, 4.1 or 5.1, the Company shall indemnify and hold Indemnitee harmless if Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Articles XII and XIII) to be unlawful.
ARTICLE VIII
CONTRIBUTION IN THE EVENT OF JOINT LIABILITY
     8.1 Whether or not the indemnification provided in Sections 3.1, 4.1, 5.1 and 7.1 hereof is available, if, for any reason, Indemnitee shall be required to pay, in connection with any Proceeding in which the Company is jointly liable with Indemnitee, all or any portion of any judgments, liabilities, fines, penalties, amounts to be paid in settlement and/or for Expenses, the Company shall contribute to the amount actually and reasonably incurred and paid or payable by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses in proportion to the relative benefits received by the Company and all agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, from the transaction or transactions from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all agents of the Company other than Indemnitee who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive. The Company shall not enter into any settlement in respect of any Proceeding in which the Company is jointly liable with Indemnitee unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
     8.2 The Company shall indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by agents of the Company, other than Indemnitee, who may be jointly liable with Indemnitee in respect of any Proceeding.
     8.3 To the fullest extent permissible under applicable law, if the indemnification and hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying and holding Indemnitee harmless, shall contribute to the amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding, claim, matter or issue relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its agents, other than Indemnitee) and Indemnitee in connection with such event(s) and/or transaction(s).

ARTICLE IX
EXCLUSIONS
     9.1 Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, contribution, hold harmless or exoneration payment in connection with any claim made against Indemnitee:
          (a) for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, contract, agreement, indemnity provision or otherwise, except with respect to any excess beyond the amount actually received under such insurance policy, contract, agreement or indemnity provision or otherwise;
          (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; or
          (c) except as otherwise provided in Section 14.5 hereof, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of such Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized such Proceeding (or any part of such Proceeding) prior to its initiation or (ii) the Company provides the indemnification, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law.
ARTICLE X
ADVANCES OF EXPENSES; DEFENSE OF CLAIMS
     10.1 Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent permitted by applicable law, the Company shall advance any Expenses incurred by Indemnitee or on his or her behalf in connection with a Proceeding within thirty (30) days after receipt by the Company of a written statement requesting such advance, which statement may be delivered to the Company at such time and from time to time as Indemnitee deems appropriate in his or her sole discretion (whether prior to or after final disposition of any such Proceeding). Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under this Agreement or otherwise. Any such advances shall be made on an unsecured basis and be interest free. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce the right of advancement provided herein, including Expenses incurred preparing and forwarding a statement or statements to the Company to support the advances requested. Indemnitee shall qualify for advances, to the fullest extent permitted by applicable law, solely upon the execution and delivery to the Company of an undertaking providing that Indemnitee shall repay any and all advances to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company under either of the provisions of this Agreement, the Charter, the Bylaws, applicable law or otherwise.

This Section 10.1 shall not apply to any claim made by Indemnitee for which an indemnification, hold harmless or exoneration payment is excluded pursuant to Section 9.1.
     10.2 Indemnitee shall reimburse the Company for all amounts advanced by the Company pursuant to Section 10.1 if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Notwithstanding the foregoing, if Indemnitee seeks a judicial adjudication pursuant to Section 14.1, Indemnitee shall not be required to reimburse the Company pursuant to this Section 10.2 until a final determination (as to which all rights of appeal have been exhausted or lapsed) has been made.
     10.3 The Company shall be entitled to participate in any Proceeding at its own expense. Neither party shall settle a Proceeding (in whole or in part) which would impose any Expense, liability or limitation on the other party hereto without such party’s prior written consent, which consent shall not be unreasonably withheld.
ARTICLE XI
PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION
     11.1 Indemnitee shall notify the Company in writing as soon as reasonably practicable (a) after being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or (b) if the Company has not been previously notified, after receipt of written notice of any other matter with respect to which Indemnitee intends to seek indemnification under Sections 3.1, 4.1 or 6.1 or advancement of expenses under Section 10.1. The omission by Indemnitee to so notify the Company shall not relieve the Company from any liability which it may have to Indemnitee (i) under this Agreement except and only to the extent the Company can establish that such omission to notify resulted in actual material prejudice to the Company or (ii) otherwise than under this Agreement.
     11.2 Indemnitee may thereafter deliver to the Company a written request for indemnification pursuant to this Agreement at such time and from time to time as Indemnitee deems appropriate in his or her sole discretion, which request shall also be deemed a request for advancement of expenses under Section 10.1. Following such a written request, Indemnitee’s entitlement to indemnification shall be determined according to Section 12.1.
ARTICLE XII
PROCEDURE UPON APPLICATION FOR INDEMNIFICATION
     12.1 (a) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 11.2 hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following methods:
          (i) if Indemnitee is not a member of the Nominating and Governance Committee and the members of such committee are all Disinterested Directors, then the Nominating and Governance Committee shall promptly consider the request for indemnification and make a recommendation to the Board action in respect of such request for indemnification (which may include granting such request, denying it or any other action such committee deems to be appropriate and in the best interests of the Company);
          (ii) If Indemnitee is a member of the Nominating and Governance Committee, then if there are at least three members of the Board who are Disinterested Directors, such Disinterested Directors will appoint a Board committee amongst themselves, which committee may, but shall not be required to, include all Disinterested Directors, solely for the purpose of considering the request for indemnification by Indemnitee and shall promptly consider the request for indemnification and make the determination on behalf of the Board and take such action in respect thereof (which may include granting such request, denying it or any other action such committee deems to be appropriate and in the best interests of the Company);
          (iii) If there are less than three Disinterested Directors, then such determination with respect to Indemnitee’s request for indemnification shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.
     (b) The Company shall promptly advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten business days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, which cooperation shall include providing to such person, persons or entity, upon such person’s, persons’ or entity’s reasonable advance request, any documentation or information which is (i) reasonably available to Indemnitee and reasonably necessary to such determination and (ii) not privileged or otherwise protected from disclosure. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (regardless of what the outcome of the determination as to Indemnitee’s entitlement to indemnification is) and the Company shall indemnify and hold Indemnitee harmless therefrom.
     12.2 If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12.1(a)(iii) hereof, the Independent Counsel shall be selected by the Nominating and Governance Committee or, if all members thereof are not Disinterested Directors, by an affirmative vote of a majority of the Board. The Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. Indemnitee may, within ten (10) days of its receipt of such written notice of selection, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1.1(t), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11.2 hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court or by such other person as the Delaware Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12.1 hereof. Upon the due commencement of any judicial proceeding pursuant to Section 14.1, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
     12.3 The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 12.1 hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of Section 12.2, regardless of the manner in which such Independent Counsel was selected or appointed.
ARTICLE XIII
PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS
     13.1 In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11.2 of this Agreement, and the Company shall have the burdens of coming forward with evidence and of persuasion to overcome that presumption. Neither the failure of the Company to have made a determination prior to the commencement of any action pursuant to this Agreement as to whether indemnification is proper under the circumstances nor an actual determination made pursuant to Section 12.1 hereof that Indemnitee has not met the applicable standard of conduct shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
     13.2 If the person, persons or entity empowered or selected under Section 12.1 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time to obtain and evaluate documentation and/or information relating thereto.

     13.3 The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
     13.4 Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. The provisions of this Section 13.4 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failure to act, of any other director, other officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 13.4 are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
ARTICLE XIV
REMEDIES OF INDEMNITEE
     14.1 In the event that (i) a determination is made pursuant to Section 12.1 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10.1 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12.1 of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification (subject to any extension as provided in Section 13.2), (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) business days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Article VIII of this Agreement, (vi) payment of indemnification pursuant to this Agreement is not made within ten (10) business days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 13.2, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made within ten (10) business days after receipt by the Company of a written request therefor, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights.

     14.2 In the event that a determination shall have been made pursuant to Section 12.1 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Article XIV shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 12.1. In any judicial proceeding commenced pursuant to this Article XIV, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advances of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advances of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12.1 of this Agreement adverse to Indemnitee for any purpose.
     14.3 If a determination shall have been made pursuant to Section 12.1 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Article XIV, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
     14.4 The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Article XIV that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.
     14.5 Unless and until a determination shall have been made pursuant to Section 12.1 of this Agreement that Indemnitee is not entitled to indemnification, the Company shall indemnify and hold Indemnitee harmless to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) business days after the Company’s receipt of such written request) advance to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding brought by Indemnitee (i) to enforce his or her rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution arrangement or provision of the Charter or the Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance, contribution or insurance recovery, as the case may be.
ARTICLE XV
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
     15.1 The Company shall use commercially reasonable efforts to obtain and maintain a policy or policies of insurance (the “D&O Liability Insurance”) at commercially reasonable rates with reputable insurance companies providing liability insurance for directors and officers of the Company in their capacities as such (and for any capacity in which any director or officer of the Company serves any other Enterprise at the request of the Company), in respect of acts or omissions occurring while serving in such capacity.

     15.2 To the extent D&O Liability Insurance is obtained and maintained by the Company, Indemnitee shall be covered by the Company’s D&O Liability Insurance policy or policies as in effect from time to time in accordance with the applicable terms to the maximum extent of the coverage available under such policy or policies. The Company shall, promptly after receiving notice of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), give notice of such Proceeding to the insurers under the Company’s D&O Liability Insurance policies in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.
     15.3 Upon request by Indemnitee, the Company shall provide to Indemnitee copies of the D&O Liability Insurance policies as in effect from time to time. The Company shall promptly notify Indemnitee of any material changes in such insurance coverage.
ARTICLE XVI
NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION
     16.1 The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
     16.2 The DGCL permits the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a letter of credit or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against him or her or incurred by or on his or her behalf or in such capacity as a director, officer, employee or agent of the Company, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the

Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.
     16.3 In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
     16.4 The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise.
ARTICLE XVII
DURATION OF AGREEMENT
     17.1 All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Article XIV of this Agreement) by reason of his or her Corporate Status, whether or not he or she is acting in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.
ARTICLE XVIII
SEVERABILITY
     18.1 If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

ARTICLE XIX
ENFORCEMENT AND BINDING EFFECT
     19.1 The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or to continue to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.
     19.2 Without limiting any of the rights of Indemnitee under the Charter or Bylaws of the Company, as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
     19.3 The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
     19.4 The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
     19.5 The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of such a bond or undertaking.

ARTICLE XX
MODIFICATION AND WAIVER
     20.1 No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
ARTICLE XXI
NOTICES
     21.1 All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered (i) in person, (ii) by Federal Express or other nationally recognized overnight carrier service which issues confirmation of delivery or (iii) by certified or registered mail with postage prepaid. Any such notice shall be deemed to be duly given (i) when delivered, if delivered personally or by Federal Express or other nationally recognized overnight carrier service or (ii) on the third (3rd) business day after the date on which such notice is mailed by certified or registered mail with postage prepaid:
          (a) if to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company in accordance with the terms hereof.
          (b) if to the Company, to:
Covanta Holding Corporation
40 Lane Road
Fairfield, New Jersey 07004
Attention: General Counsel
     with a copy (which shall not constitute notice) to:
Neal, Gerber & Eisenberg LLP
2 North LaSalle, Suite 2200
Chicago, Illinois 60602
Attention: David S. Stone
     or to any other address as may have been furnished to Indemnitee in writing by the Company.
ARTICLE XXII
APPLICABLE LAW AND CONSENT TO JURISDICTION
     22.1 This Agreement and the legal relations among the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) appoint irrevocably, to the extent such party is not a resident of the State of Delaware, CT Corporation, as its agent in the State of Delaware or any other such agent as designated by the Company and reasonably acceptable to Indemnitee as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware; (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial.
ARTICLE XXIII
IDENTICAL COUNTERPARTS
     23.1 This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
ARTICLE XXIV
MISCELLANEOUS
     24.1 Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
[Remainder of Page Intentionally Left Blank – Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date and year first above written.

COVANTA HOLDING CORPORATION

By:

Name:

Title:

INDEMNITEE

Name:

Title:

[SIGNATURE PAGE TO [_________] INDEMNIFICATION AGREEMENT]